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                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Read-Rite Corporation, of our report dated October 15, 1998, with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission

                                                         /s/  Ernst & Young, LLP

San Jose, California
March 15, 1999